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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ORETECH, INC.

             (Exact name of registrant as specified in its charter)

              NEVADA                                    88-0409147
 -------------------------------           -----------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                309 State Docks Road, Phenix City, Alabama 36869

               (Address of Principal Executive Offices)(Zip Code)

                          Consulting Services Contract

                            (Full title of the plan)

                               Stephen D. Cummins
                             Chief Executive Officer
                                  Oretech, Inc.
                              309 State Docks Road
                           Phenix City, Alabama 36869
                     (Name and address of agent for service)


                                 (334) 297-0663
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                  David E. Wise
                             432 Glorietta Boulevard
                           Coronado, California 92118
                                 (619) 437-4132

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                      TERMINATION OF OFFERING OF SECURITIES

The Registration Statement on Form S-8 ("Registration Statement") of Oretech, Inc. ("Company") pertaining to 300,000 shares of common stock of the Company, to which this post-effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission, on June 17, 2003.

The Company has been advised by Mr. Thomas S. Snyder, whose shares of common stock were registered by such Form S-8, that he has sold all such shares. Therefore, the Registration Statement is being terminated on the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phenix City, Alabama, on this the 23rd day of October, 2003.

                                                     ORETECH, INC.

                                                     By: /s/ Stephen D. Cummins
                                                     --------------------------
                                                     Stephen D. Cummins
                                                     Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated and on this 23rd day of October, 2003.

      SIGNATURE                                       TITLE

/s/ Stephen D. Cummins                                Chief Executive Officer
----------------------                                and Chairman of the Board
Stephen D. Cummins

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